Exhibit 99.1

NEWS
INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan
MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS MARCH 2007 OPERATIONAL RESULTS

CALABASAS, CA (April 12, 2007) — Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended March 31, 2007.  Key operational results included the following:

•                  Mortgage loan fundings for the month of March totaled $43 billion, an increase of 5 percent from March 2006.

—           Monthly purchase volume was $17 billion, which compares to $19 billion for the year-ago period.

—           Home equity loan fundings were $4.0 billion, down 5 percent from March 2006.

—           Nonprime loan fundings declined 29 percent from March 2006 to $2.4 billion at March 2007.

—           On a consolidated basis, Countrywide funded $3.5 billion in pay-option loans during the month as compared to $8.8 billion in March 2006.  Year-to-date fundings for pay-option loans totaled $9.6 billion, as compared to $22 billion for the same prior year period.  These amounts include pay-option loans that have a fixed rate for five years, which totaled $1.3 billion in March 2007 and $2.3 billion year-to-date.

—           It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and are not intended to equal 100 percent of total fundings.

•                  Average daily mortgage loan application activity for March 2007 was $3.1 billion, up 17 percent from March 2006.  The mortgage loan pipeline was $69 billion at March 31, 2007 as compared to $64 billion at March 31, 2006.

•                  The mortgage loan servicing portfolio continued to grow, totaling $1.4 trillion at March 31, 2007.  This is an increase of $199 billion, or 17 percent, from March 31, 2006.

•                  Banking Operations’ assets were $84 billion at March 31, 2007, which compares to $78 billion at March 31, 2006.

•                  Securities trading volume in the Capital Markets segment of $397 billion for March 2007 was 7 percent higher when compared to the same month last year.

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•                  Net earned premiums from the Insurance segment totaled $112 million, up 21 percent from March 2006.

“The March 2007 and first quarter 2007 operational statistics are reflective of current mortgage market conditions,” said David Sambol, President and Chief Operating Officer.  “Production volume was dominated by refinance and fixed-rate loan activity, which accounted for 60 percent and 66 percent of total mortgage loan originations, respectively, for the month of March 2007, and 62 percent and 64 percent of total mortgage loan originations, respectively, for the first quarter of 2007.  Nonprime fundings continued to decline, accounting for 5 percent of total mortgage loan originations for March 2007 and 7 percent of total mortgage loan originations for the first quarter of 2007.

“The servicing portfolio was $1.4 trillion, which compares to $1.2 trillion one year ago.  Delinquencies on the portfolio (as a percentage of the number of loans serviced) were 4.29 percent for March 2007, which compares to 5.02 percent for December 2006, and 3.68 percent for March 2006.  Historically, delinquencies have trended downward from the fourth quarter to the first quarter due to seasonality.

“While current market conditions are creating short-term volatility in our residential mortgage business, management believes the Company is well-positioned to capitalize upon the longer-term opportunities that are being created as the marketplace rationalizes.”

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; increases in the delinquency rates of borrowers; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended `		Year-to-Date
	March 31 2007	March 31 2006	March 31 2007	March 31 2006
LOAN PRODUCTION
Number of Working Days in the Period	22	23	62	62
Average Daily Mortgage Loan Applications	$3,134	$2,687	$2,990	$2,541
Mortgage Loan Pipeline (loans-in-process)	$69,389	$64,167
Commercial Real Estate Loan Pipeline (loans-in-process)	$3,207	$599
Loan Fundings (2):
Retail Lending	$14,409	$13,513	$39,011	$34,626
Wholesale Lending	8,159	9,349	22,188	23,649
Correspondent Lending	18,616	15,680	49,773	41,136
Capital Markets Purchases	954	1,306	1,829	4,007
Banking Operations Purchases (2)	1,144	1,570	2,163	2,114
Total Mortgage Loan Fundings	43,282	41,418	114,964	105,532
Commercial Real Estate Lending	664	463	2,011	966
Total Loan Fundings	$43,946	$41,881	$116,975	$106,498

Total Bank Mortgage Loan Fundings (3)	$14,533	$6,121	$43,722	$14,673

Loan Fundings in Units (2):
Retail Lending	80,682	88,971	218,135	230,968
Wholesale Lending	38,936	45,660	105,919	115,342
Correspondent Lending	92,391	76,598	245,999	203,505
Capital Markets Purchases	2,884	4,871	5,652	15,385
Banking Operations Purchases (2)	7,552	4,869	19,617	6,449
Total Mortgage Loan Fundings	222,445	220,969	595,322	571,649
Commercial Real Estate Lending	88	38	212	88
Total Loan Fundings	222,533	221,007	595,534	571,737

Total Bank Mortgage Loan Fundings (3)	87,660	41,877	257,659	105,786

Mortgage Loan Fundings (2)(4):
Purchase	$17,265	$18,941	$43,166	$47,010
Non-purchase	26,017	22,477	71,798	58,522
Total Mortgage Loan Fundings	$43,282	$41,418	$114,964	$105,532
Mortgage Loan Fundings by Product (2):
Government Fundings	$1,406	$1,206	$3,539	$2,878
ARM Fundings	$14,677	$20,668	$40,958	$53,722
Home Equity Fundings	$3,976	$4,176	$10,539	$11,063
Nonprime Fundings	$2,355	$3,318	$7,881	$9,205

MORTGAGE LOAN SERVICING (5)
Volume	$1,351,598	$1,152,651
Units	8,438,625	7,604,711
Subservicing Volume (6)	$16,258	$26,172
Subservicing Units	172,916	238,767
Prepayments in Full	$20,896	$18,992	$57,832	$47,003
Bulk Servicing Acquisitions	$5,198	$24	$12,437	$101
Servicing Portfolio Performance - CHL (7)
Delinquency as a percentage of:
unpaid principal balance	4.07%	3.18%
number of loans serviced	4.29%	3.68%
Foreclosures Pending as a percentage of:
unpaid principal balance	0.83%	0.44%
number of loans serviced	0.69%	0.47%

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended `		Year-to-Date
	March 31 2007	March 31 2006	March 31 2007	March 31 2006
LOAN CLOSING SERVICES (units)
Credit Reports	1,109,878	952,880	2,831,068	2,562,885
Flood Determinations	305,214	325,135	862,851	854,328
Appraisals	123,070	112,836	336,172	279,573
Automated Property Valuation Services	573,932	590,348	2,371,180	2,055,544
Other	24,179	18,194	73,534	49,778
Total Units	2,136,273	1,999,393	6,474,805	5,802,108

CAPITAL MARKETS
Securities Trading Volume (8)	$396,545	$371,190	$997,942	$978,355

BANKING
Banking Operations Assets (in billions)	$84	$78

INSURANCE
Net Premiums Earned:
Carrier	$91.1	$75.4	$270.9	$228.0
Reinsurance	20.9	17.4	63.3	51.8
Total Net Premiums Earned	$112.0	$92.8	$334.2	$279.8

Period-end Rates
10-Year U.S. Treasury Yield	4.65%	4.86%
FNMA 30-Year Fixed Rate MBS Coupon	5.77%	6.01%

(1) This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company.  All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company.  Such financial statements are provided by the Company quarterly.
The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2) During December 2006, the Company began reporting Banking Operations purchases from third parties.
Prior months have been restated to reflect these purchases.

(3) These loans are either processed for Countrywide Bank by the Company’s Mortgage Banking production divisions or purchased from non-affiliates and are included in “Total Mortgage Loan Fundings” above.  The amounts include loans funded for both investment purposes and for sale.  The Company will report the amount of such loans subsequently sold on a quarterly basis.

(4) Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5) Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(6) Subservicing volume for non-Countrywide entities.

(7) Excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(8) Includes trades with Mortgage Banking Segment.